Exhibit 10.36

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is made this 10th day of August, 2020 (the “Effective Date”), by and among GB Sciences Nopah, LLC, a Nevada limited liability company (“Nopah” or “Company”), and GB Sciences, Inc., a Nevada Corporation and Nopah 5, LLC, a Nevada limited liability company (each a “Founding Member” and collectively, the “Founding Members” and together with Nopah, collectively, the “Seller”), and 483 Management, LLC, a Nevada limited liability company, or its assigns (collectively, the “Buyer”). Sellers and Buyer are collectively referred to herein as the “Parties” and individually as a “Party”.

ARTICLE I RECITALS

A.    The Founding Members own all of the issued and outstanding membership interests in the Company (the “Company Membership Interest”);

B.    Nopah is engaged, among other activities, in the business of cultivating cannabis and holds certain cannabis cultivation licenses (the “Business”). Seller holds the following licenses:

State of Nevada Department of Taxation MME Certificate C120 67083167520646029144. An application for Recreational Sales has been Conditionally Approved (the “Licenses”).

C.    Seller’s Business is currently located at 1100 Papago Street, Sandy Valley, NV, 89019 (“Premises”). Seller perfected the MME license at the Premises and was in the process of perfecting the recreational license at the Premises but was unable to do so due to zoning issues with Clark County and determined that it is in the best interests of the Company to sell the Licenses to Buyer and Buyer has agreed to purchase the Licenses and move the Licenses from the Premises, which have been destroyed due to a fire, to another location in Clark County.

D.    Buyer and Seller shall work together in good faith to move the Licenses to a new location in Clark County. Buyer and Seller shall enter into a management agreement concurrent with this Agreement whereby Buyer shall manage the Company operations until such time as the Licenses are transferred to the Buyer.

E.    The Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller 100% of the membership interests in the Company (“Acquired Interest”).

NOW, THEREFORE, the parties hereto, intending to be bound, agree as follows:

ARTICLE II ARTICLE I PURCHASE OF ACQUIRED INTEREST

1.1    Purchase and Sale of the Acquired Interest. Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and covenants contained herein, at the Closing (as defined in Section 6.4), the Founding Members and Nopah will sell, assign, transfer, grant, deliver and convey to Buyer, and Buyer will purchase from each of such Founding Members and Nopah, the Acquired Interest, free and clear of all Encumbrances, and all rights thereto or evidenced thereby, including all rights to receive and share in dividends and distributions thereon and the right to vote on limited liability company matters. For the avoidance of doubt, on and after Closing, Buyer shall own one hundred percent (100%) of the Company Membership Interests. The Company Membership Interests have not been registered under the Securities Act or otherwise with any state or federal securities authority, including, without limitation, the Securities and Exchange Commission or any Secretary of State or similar authority

1.2    Acquired Assets. Subject to the terms and conditions set forth herein, the Seller agrees to sell, transfer, assign and deliver to the Buyer, and the Buyer agrees to purchase or accept from the Seller

Exhibit 10.36

the Licenses of the Seller used or held for use in, relating to or arising out of the Business, including the following:

(a)    Acquired Licenses. The Seller’s Licenses issued by the State of Nevada or any political subdivision or applicable government entity related to the Business, together with all rights, privileges, prepaid amounts, deposits and credits of the Licenses to which Seller is or may be entitled;

(b)    Permits, Etc. All permits, licenses, consents, authorizations, approvals, registrations, filings and other similar acts of or made with any governmental entity held by the Seller (collectively, “Permits”) that may lawfully be assigned, transferred, modified or amended to reflect a change in ownership or operational control, subject, however, to any action by such governmental entity that may be required in connection with such assignment, transfer, modification or amendment.

(c)    Prepaid Items, Credits, Etc. In addition to rights and claims described in paragraphs (b), (c), (d) and (h) above, all prepaid insurance, prepaid taxes, credits, deposits and other prepaid items or favorable balances of any kind in favor of the Seller, to the extent any of such items may lawfully be assigned or transferred;

(d)	Goodwill. All goodwill of or associated with the Business; and

(e)	Equipment. All equipment currently in possession of the Company

1.3    Excluded Assets. Notwithstanding anything in Section 1.1, the Acquired Assets shall not include any of the following (the “Excluded Assets”):

(a)	Seller’s assets not used in the Business.

(b)	Cash. Petty Cash.

(c)	Bank Accounts. Any bank account of the Seller; and

(d)    Nontransferable Permits. Any Permits, the transfer or purported transfer of which would violate applicable Laws.

1.3 Employees. As of the Closing, Seller shall terminate the employment of all the employees who work exclusively in connection with the Business (the “Terminated Employees”). Seller shall pay all amounts owed to the Terminated Employees for services rendered prior to the Closing, including in respect of salary and any accrued but unpaid bonuses and any accrued but unpaid time off.

ARTICLE II

ASSUMPTION OF CERTAIN OBLIGATIONS

2.1.    Assumed Liabilities. At the Closing the Buyer shall assume, and agree to pay, perform, fulfill and discharge the following obligations of the Seller (collectively, the “Assumed Liabilities”):

(a)    Other than the Permitted Encumbrances, as hereinafter defined, Seller shall transfer the Aquired Assets free and clear of all liens or encumbrances whatsoever including without limitation any liability for taxes, fees, and payments accruing with respect to the Licenses on or before the Closing. Buyer shall assume the liabilities of Seller only pursuant to the Estoppel Certificate issued by the Nevada Department of Taxation (the “Estoppel Certificate”), such Estoppel Certificate attached hereto as Schedule 2.1 (b). Seller shall defend and indemnify Buyer from any and all liabilities of the Seller accruing prior to the Closing other than the Assumed Liabilities.

The parties acknowledge that this Section 2.1(a) has been placed in this Agreement as a result of the mandates of the Nevada Department of Taxation regarding the Estoppel Certificate. Notwithstanding anything in this Agreement to the contrary, to the extent that the Estoppel Certificate or any of its terms are held to be unenforceable or contrary to law, any reference to Buyer’s assumption of liabilities under and pursuant to the Estoppel Certificate in this Section 2.1(a) or otherwise

Exhibit 10.36

in this Agreement, is likewise void.

2.2.	Excluded Liabilities.

(a)    Anything in this Agreement to the contrary notwithstanding, the Buyer shall not assume, and shall not be deemed to have assumed, any liability, Indebtedness or obligation of any nature, fixed or contingent or known or unknown, of the Seller whatsoever other than as specifically set forth in Section 2.1 (with all such unassumed liabilities, Indebtedness and obligations referred to in this Agreement as the “Excluded Liabilities”), and the Seller shallretain and be solely liable for and obligated to pay and perform all of the Excluded Liabilities.

(b)    Without limiting the generality of Section 2.2(a), the Buyer shall have no liability with respect to the following claims, liabilities, Indebtedness or obligations:

(i)    Any claims, liabilities or obligations of the Seller under this Agreement or any related agreement;

(ii)	Any claim, liability or obligation arising from or related to any of the

Excluded Assets; and

(iii)	Any claims, liabilities or obligations of the Seller relating to Employees including paid vacation, holiday, personal and sick day accruals for all Employees or any claims related to or from any Employees of Seller in any manner whatsoever.

ARTICLE III

PURCHASE PRICE, TERMS, CLOSE OF ESCROW

3.1.    Purchase Price. The aggregate consideration payable by the Buyer to the Seller (the “Purchase Price”) shall be One Dollars ($1.00).

(a)    The Buyer shall deliver the sum of One Dollar ($1.00) to GB Sciences, Inc. by check within five days after the transfer of ownership documents are submitted to the Department of Taxation by the Buyer.

(i)    The Parties acknowledge that as of the Effective Date, there is a moratorium in effect that would preclude the transfer of the Licenses from Seller to Buyer. However, the moratorium does not prevent the Parties from submitting the transfer of ownership application to the Department of Taxation for the transfer to occur when the moratorium is lifted. As such, the Parties expressly agree and acknowledge that this Agreement cannot close until each of the conditions set forth in Article VI, including obtaining the necessary Governmental Approvals, is satisfied.

(ii)    Until such time that the Licenses are fully transferred from Seller to Buyer, Seller agrees to cooperate with Buyer in maintaining the Licenses in order to allow the Business to operate and to move the Licenses to a new location.

(iii)    In the event the request to transfer the Acquired Licenses to Buyer (or its related entities) is ultimately denied, Buyer may assign this Agreement to its related entities that Buyer chooses, and Seller will cooperate to facilitate the transfer to an assign of the Buyer.

(b)    Concurrent with the execution of this Agreement, the Parties shall also execute a Promissory Note Modification Agreement and a Management Services Agreement. If either of those documents are not executed on the Effective Date defined herein, this Agreement shall terminate and be of no further force or effect.

3.2         Mutual Obligations. Buyer and Seller shall cooperate and take steps reasonably necessary to process and obtain all governmental permits, licenses and approvals necessary to qualify Buyer to conduct the Business.

Exhibit 10.36

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Subject to any exceptions noted in the Seller’s disclosure schedule delivered concurrently herewith (the “Seller’s Disclosure Schedule”) if any, attached hereto Schedule 4, the Seller, to the best of its actual knowledge without a duty of investigation, hereby represents and warrants to the Buyer as of the date hereof and as of the Closing as follows:

4.1.	Organization.

(a)    The Seller is duly organized, validly existing and in good standing under the Laws of Nevada. The Seller has sufficient power and authority to own or lease interests in the Acquired Assets and to carry on the Business as now conducted.

(b)    The Founding Members own one hundred percent (100%) of the interest in the Business. Each Founding Member is the record and beneficial owner of and possesses good and marketable title to each Founding Member’s Company Membership Interests, free and clear of any Encumbrances. None of such Founding Member’s Company Membership Interests are subject to any community property or similar interest held by any other Person and such Founding Member has not transferred to any other Person any rights or interest in any of such Founding Member’s Company Membership Interests. There are no Contracts between such Founding Member and any other Person with respect to the acquisition, disposition or voting of, or any other matters pertaining to, any Company Membership Interests. Except for this Agreement, no Founding Member has any obligation, absolute or contingent, to any other Person to sell any ownership interest held by such Founding Member in Nopah, or concerning any sale of the Business or any material assets of such Founding Member, or concerning any merger, consolidation or other reorganization of such Founding Member or to enter into any agreement with respect thereto.

(c)    Sellers and their members are not foreign persons (as that term is defined in the Internal Revenue Code Section 1445).

4.2.	Authority; Binding Effect.

(a)    The Seller has all requisite power and authority to enter into this Agreement and any other agreements, certificates or documents contemplated hereby (collectively, the “Related Agreements”) to which it is or will be a Party and to consummate the transactions contemplated hereby and thereby and perform its obligations hereunder and thereunder. This Agreement has been duly authorized by all necessary corporate action of the members of the Seller. The Seller has delivered to the Buyer copies of resolutions adopted by the Seller’s members approving this Agreement (collectively, the “Transaction Approvals of the Seller”). The Transaction Approvals of the Seller constitute all necessary Company and member action necessary for the authorization, execution and delivery of this Agreement and the Related Agreements by the Seller and the performance by the Seller of the transactions contemplated hereby and thereby, and such approvals have not been revoked, rescinded or amended.

(b)    This Agreement has been, and each of the Related Agreements to which the Seller is a Party will be at the Closing, duly executed and delivered by the Seller and this Agreement constitutes, and in the case of the Related Agreements they will at Closing constitute, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3.    Non-Contravention. Neither the execution and delivery of this Agreement and the Related Agreements by the Seller, nor the consummation by the Seller of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default or accelerate or adversely affect any obligations under, or result in the creation or imposition of any Encumbrance upon

Exhibit 10.36

any of the Acquired Assets pursuant to, (a) any material Contract to which the Seller is a party or by which the Seller or any of its properties (including any of the Acquired Assets) is bound or to which the Seller or any of its properties is subject, or (b) the articles of incorporation, bylaws, or other constitutive documents of the Seller.

4.4.    Subsidiaries. The Seller does not own and has never otherwise owned, directly or indirectly, any capital stock of or any other equity interest in any other Person. (As used in this Agreement, Person means an individual, a partnership (general or limited), a corporation, a limited liability company, an association, a trust a joint venture, or any other entity cognizable under the law.)

4.5.    Litigation. There is no litigation, arbitration, action, suit, proceeding, or investigation of any nature (whether conducted by any judicial or regulatory body, arbitrator, or other Person) pending or, to the knowledge of the Seller, threatened, against the Seller, or any of its assets or any fiduciary or service provider of any Employee Benefit Plan, nor to the best of the Seller’s knowledge, is there any basis therefor.

4.6.    Taxes. The Seller has timely filed or will have timely filed all Tax Returns for the periods or portions thereof ending on or prior to the Closing Date that are required to be filed on or prior to the Closing Date with any Taxing authority, and all such Tax Returns are true, accurate and complete in all respects and were prepared in substantial compliance with all applicable laws. The Seller has timely paid, or made adequate provision for the payment of, all Taxes owed (whether or not shown on any Tax Return), all Tax assessments received, and any other Taxes that have or may become due under applicable Law with respect to all periods or portions thereof ending on or prior to the Closing Date.

4.7.    Employee Benefit Plans. The Seller does not now maintain or contribute to, or has no outstanding liability (contingent or otherwise) under or in respect of, any pension, bonus, profit-sharing, deferred compensation, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement, whether formal or informal, written or oral, for the benefit of any Employee or consultant, whether active or terminated, of the Seller.

4.8.    Brokers. No finder, broker, agent, or other intermediary has acted for or onbehalf of the Seller in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the transactions contemplated hereby. Any brokerage or finders’ fees incurred, directly or indirectly, by the Seller in connection with this Agreement or any other transaction contemplated hereby or by the Related Agreements will be paid by the Seller.

4.9.    Representations Complete. None of the representations or warranties made by the Seller in this Agreement or any Related Agreement, nor any statement made in the Seller’s Disclosure Schedule or any certificate furnished by the Seller pursuant to this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

4.10.    No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV (including the related portions of the Disclosure Schedules), neither Seller nor any other person or entity has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Acquired Assets furnished or made available to Buyer and its representatives, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

Exhibit 10.36

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller as follows:

5.1.    Organization. The Buyer is a corporation duly organized and validly existing under the laws of the State of Nevada. The Buyer has all requisite power and authority to own, lease and operate its properties and to carry on its business.

5.2.	Authority; Binding Effect.

(a)    The Buyer has all requisite power and authority to enter into this Agreement and the Related Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby and perform its obligations hereunder and thereunder. This Agreement has been duly authorized by all members of the Buyer. The Buyer has delivered to the Seller certified copies of the resolutions adopted by the Buyer’s member that has approved this Agreement (collectively, the “Transaction Approvals of the Buyer”). The Transaction Approvals of the Buyer constitute all necessary limited liability company action for the authorization, execution and delivery of this Agreement and the Related Agreements by the Buyer and the performance by the Buyer of the transactions contemplated hereby and thereby, and such approvals have not been revoked, rescinded or amended.

(b)    This Agreement has been, and each of the Related Agreements to which the Buyer is a party will be at the Closing, duly executed and delivered by the Buyer and this Agreement constitutes, and in the case of the Related Agreements they will at Closing constitute, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.3.    Non-Contravention. Neither the execution and delivery of this Agreement and the Related Agreements by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default or accelerate or adversely affect any obligations under (a) any material Contract to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject,

(b)	the certificate of formation, the operating agreement, or other constitutive documents of the Buyer, or

(c)    any Law, order, decree or injunction of any Governmental Entity to which the Buyer or any of its properties is subject.

5.4.    Brokers. Any brokerage or finders’ fees incurred, directly or indirectly, by Buyer in connection with this Agreement or any other transaction contemplated hereby or by the Related Agreements will be paid by Buyer.

5.5.    Representations Complete. None of the representations or warranties made by the Buyer in this Agreement or any Related Agreement, nor any statement made in Disclosure Schedule or any certificate furnished by the Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE VI CONDITIONS TO CLOSING

Notwithstanding the express understanding of the Parties as set forth in Section 3.1(a)(i), the obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the condition that no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, writ, judgment, injunction, decree, stipulation, determination or award which is in effect and has the effect of making the transactions

Exhibit 10.36

contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

6.1    Governmental Conditions to Closing. As set forth in Section 3.1(b)(i), as of the Effective Date of this Agreement, there is a moratorium in effect that precludes the transfer of the Licenses from Seller to Buyer.

(a)    Thereafter, the Closing shall occur as promptly as practicable following the date on which all approvals (the “Nevada Approvals”) have been obtained from all applicable governmental authorities in Nevada to transfer ownership of the Licenses from Seller to Buyer; and

(b)    the transfer of the ownership interests from Seller to Buyer including, but not limited to, any Nevada Approvals that may be required to ensure the continuing validity and effectiveness of the Licenses.

(c)    Buyer shall be responsible to prepare and submit all necessary applications and requests to the appropriate governmental entities to transfer the Licenses from Seller to Buyer, as well as to transfer the location for the Licenses on or before August 31, 2020.

6.2    Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)    Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement prior to or on the Closing Date.

(b)    The Promissory Note Modification Agreement shall have been executed and true and complete copies thereof shall have been delivered to Buyer.

(c)    All intercompany obligations owed by the Company to the Seller or any affiliate of the Seller shall have been discharged, canceled, or otherwise satisfied.

(d)    No Action shall have been commenced against Buyer or Sellers, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(e)    All representations and warranties of Sellers herein shall be true and accurate in all material respects as of the date they were made and as of the Closing Date, except for inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, do not constitute and could not reasonably be expected to have a Material Adverse Effect.

6.3    Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ waiver, at or prior to the Closing, of each of the following conditions:

(a)    Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement prior to or on the Closing Date.

(b)    The Promissory Note Modification Agreement shall have been executed and true and complete copies thereof shall have been delivered to Sellers.

Exhibit 10.36

(c)    Except for the moratorium referenced in Section 3.1(b)(i), no injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

6.4    For purposes of this Agreement, “Closing” shall occur once each of the foregoing conditions has been satisfied. The Parties hereto agree that they are bound to the terms of this Agreement as of the Effective Date. However, the Parties further acknowledge that the Purchase of the Company Membership Interests shall not be finalized until the date of Closing.

ARTICLE III

ARTICLE IV ARTICLE VII

ARTICLE V INDEMNIFICATION

7.1	Survival of Representations, Warranties and Covenants.

(a)    Seller Representations. The representations and warranties of the Seller set forth in this Agreement or in any certificate, document or other instrument delivered by or on behalf of the Seller pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Buyer, and the Closing Date.

(b)    Buyer Representations. The representations and warranties of the Buyer set forth in this Agreement or in any certificate, document or other instrument delivered by or on behalf of the Buyer pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Buyer, and the Closing Date.

(c)    Covenants. The respective covenants, agreements and obligations of the Seller and the Buyer set forth in this Agreement or in any certificate, document or other instrument delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, any investigation by or on behalf of any Party hereto, and the Closing Date.

(d)    Indemnity by the Seller. Seller shall indemnify and hold harmless Buyer and its officers, directors, members, employees, attorneys, accountants, representatives and agents from and against any and all losses, damages, fees, taxes, costs, settlements, judgments, expenses (including but not limited to reasonable attorney fees and costs), obligations and liabilities, whether or not involving a third- party claim (collectively, the “Liabilities”) or actions, investigations, inquiries, arbitrations, tax liabilities, claims or other governmental or administrative agency proceedings in respect thereof, including enforcement of this Agreement (collectively, the “Actions” and together with the Liabilities, the “Losses”), arising out of or based on (i) any inaccuracy in or any breach of any representation of Seller contained in this Agreement, or misrepresentations made hereunder, (ii) a material breach of any covenant or agreement of Seller in this Agreement or any related agreement, (iii) damage arising out of Seller’s action or inaction with regard to the Acquired Licenses, (iv) the Acquired Assets, which claim accrued prior to Closing, (v) any amount payable or allegedly payable to any party for brokerage commissions or fees for services rendered to Seller in connection with the Transactions, (vi) any failure of Seller to comply with any applicable code or requirement by any Nevada government entity/body, and

(vii) other than those included in the Assumed Liabilities, any liability of Seller for any taxes.

(e)    Indemnity by the Buyer. Buyer shall indemnify Seller from and against any and all Losses to which Seller may become subject arising out of or based on (i) any inaccuracy in or any breach of any representation of Buyer contained in this Agreement, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement of Buyer in this Agreement or any related agreement. Without limiting the foregoing, Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of any breach of this Agreement.

Exhibit 10.36

(f)    Third-Party Claims. Promptly after the assertion by any third party of any claim against any Indemnified Party (a “Third-Party Claim”) that, in the judgment of such Indemnified Party, may result in the incurrence of losses for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver to the Indemnifying Party a written notice describing in reasonable detail such Third-Party Claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party of any liability or obligations hereunder, except to the extent that the Indemnifying Party has been materially prejudiced thereby, and then only to such extent. The Indemnified Party shall have the right in its sole discretion to conduct the defense of any such Third-Party Claim; provided, however, that the Indemnifying Party will· not be required to indemnify any Indemnified Party for any settlement of any such Third-Party Claim effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. If any such action or claim is settled with the prior written consent of the Indemnifying Party, or if there be a final judgment for the· plaintiff in any such action, the Indemnified Party shall be entitled to indemnification for the amount of any loss relating thereto.

(g)    Indemnifying Party’s Defense: Settlement. In the event the Indemnified Party elects not to defend the Third-Party Claim, the Indemnifying Party may defend such claim at its sole cost and expense. In such event, the Indemnifying Party shall not have any right to settle, adjust or compromise or conduct the defense of any Third-Party Claim without the express written consent of the Indemnified Party against whom the Third-Party Claim has been asserted, which consent shall not be unreasonably withheld, conditioned or delayed.

7.2    The indemnification provided for in this Article shall survive for a period of six (6) years from the date of Closing.

ARTICLE VIII TERMINATION

8.1.    Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a)    By either Party if Buyer, or Buyer’s assign, is unable through reasonable diligence to obtain all necessary licenses, permits and approvals from the State of Nevada, Clark County and any other governmental entity allowing Buyer to conduct the Business;

(b)    By the Buyer if there shall have been any action taken, or any Law enacted, promulgated or issued or deemed applicable to the transactions contemplated hereunder, by any governmental entity which would: (i) prohibit the Buyer’s, or its assigns, ownership or operation of any portion of the Business;

(c)    By the Seller if is not in in breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Buyer.

(d)    Under no circumstance may this Agreement be terminated once the conditions to closing set forth in Article VI have been satisfied.

8.2.    Effect of Termination. Any termination of this Agreement under Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect.

No termination of this Agreement shall affect the obligations of the parties to keep the terms of this Agreement confidential, all of which obligations shall survive termination of this Agreement.

Exhibit 10.36

ARTICLE IX

CONSTRUCTION, DEFINITIONS

9.1.	Construction.

(a)    For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)    Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c)    The words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

ARTICLE X MISCELLANOUS

10.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if properly addressed: (i) if delivered personally, by commercial delivery service or by facsimile (with written acknowledgment of receipt by the intended recipient), on the day of delivery; or

(ii) if delivered by internationally recognized courier (appropriately marked for next day delivery), one Business Day after sending; or (iii) if delivered by first class, registered or certified mail (return receipt requested), upon the date of delivery or the date of any refusal of delivery, as reflected on the return receipt; or (iv) if delivered by electronic mail, upon the intended recipient’s delivery of written acknowledgment of receipt. Notices shall be deemed to be properly addressed to any Party hereto if addressed to the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Buyer:

483 Management, LLC 921 Empire Mesa Way Henderson, NV 89011

If to the Seller:

GB Sciences, Inc. 3550 W. Teco Ave. Las Vegas, NV 89118

Attn: John Poss

With a copy to: Adam Fulton

Jennings & Fulton, LTD. 2580 Sorrel St.

Las Vegas, NV 89146

Exhibit 10.36

10.2	Transaction Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated, each Party shall (except as otherwise specified in this Section 11.2) pay its own fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof, including the fees and expenses of its counsel, accountants and other experts and any broker or finder engaged or alleged to have been engaged by such Party.

10.3	Other Agreements Superseded: Waiver and Modification. Etc.

(a)    This Agreement supersedes all prior agreements or understandings, written or oral, between the Seller on the one hand and the Buyer or any Affiliate of the Buyer on the other hand relating to any form of acquisition of the Business. Any provision of this Agreement may be waived, amended or supplemented only by a written instrument signed by the Buyer and the Seller.

(b)    No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

10.4    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

10.5    Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

10.6    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada, excluding the application of any of its choice of law rules that would result in the application of the laws of another jurisdiction.

10.7    Consent to Jurisdiction; Service of Process. Any action arising out of or relating to this Agreement shall be brought in the State of Nevada and venue shall be the Eighth Judicial District Court of the State of Nevada. The parties agree that jurisdiction and venue are proper and waive any objection that they may now or in the future have to any action being brought, in either of these courts, and agree not to plead or claim that any action brought in either of these courts has been brought in an inconvenient forum.

10.8	Certain Waivers.

(a)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Exhibit 10.36

(b)    EACH PARTY TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SIMILAR DAMAGES BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

(c)    EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.8.

(d)    Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

10.9    Successors; Assignability. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. Neither Party may assign its rights hereunder without the prior written consent of the other Party, except that the Buyer may assign any of its rights and delegate any of its obligations hereunder to any Affiliate without the prior written consent of any Party hereto. Any purported assignment contrary to the provisions of this Section

11.9 shall be void and of no force or effect.

10.10    Time of Essence. Time is of the essence of this Agreement and all of the terms, conditions and provisions hereof.

10.11    Counterparts. This Agreement may be executed in any number of counterparts and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page. Any Party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to any other Party that requests such original counterpart.

10.12    Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the parties to this Agreement and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge any obligation of any third Person to any Party hereto or give any third Person any right of subrogation or action over against any Party hereto.

Exhibit 10.36

IN WITNESS WHEREOF, each of the Seller and the Buyer have executed this Agreement or have caused this Agreement to be executed by their duly authorized respective officers, all as of the date first written above.

SELLER

GB SCIENCES NOPAH LLC

By: GB SCIENCES, INC., as Managing Member

By:  /s/ John Poss

Name: John Poss

Title: Chief Executive Officer

NOPAH 5, LLC

By: /s/ Brad Swanger

Name: Brad Swanger

Title: Managing Member

GB SCIENCES, INC

By:   /s/ John Poss

Name: John Poss

Title: Chief Executive Officer

BUYER

483 MANAGEMENT, LLC

By:     /s/ William Moore

Name: William Moore

Title: Member

By:     /s/ Brian Moore

Name: Brian Moore

Title: Member